Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Airgas, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633, 333-08113, 333-37863, 333-46266, 333-46739, 333-60995 and 333-61989), Form S-4 (Nos. 333-23651 and 333-114499) and Form S-8 (Nos. 33-21780, 33-25419, 33-33954, 33-64056, 33-64058, 33-64112, 333-28261, 333-42023, 333-75256, 333-75258, 333-100187, 333-107872, 333-117965, 333-136461, 333-136463 and 333-137185) of Airgas, Inc. of our report dated June 1, 2009, with respect to the consolidated balance sheets of Airgas, Inc. and subsidiaries as of March 31, 2009 and 2008, the related consolidated statements of earnings, stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2009, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2009, which report appears in the March 31, 2009 annual report on Form 10-K of Airgas, Inc.
Our report refers to the Company’s change in method of accounting pursuant to the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective April 1, 2007.
/s/ KPMG LLP
Philadelphia, Pennsylvania
June 1, 2009